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                                                                       Exhibit 6


                        SPECIAL VALUE BOND FUND II, LLC
                      C/O TENNENBAUM CAPITAL PARTNERS, LLC
                    11100 SANTA MONICA BOULEVARD, SUITE 210
                         LOS ANGELES, CALIFORNIA 90025

                                January 27, 2004

VIA FEDERAL EXPRESS AND FACSIMILE
Water Pik Technologies, Inc.
23 Corporate Plaza, Suite 246
Newport Beach, California  92660
Attn:  Corporate Secretary

      Re:   Notice of Director Nominations at 2004 Annual Meeting

Dear Sir or Madam:

      Pursuant to Article NINE, Section C of the Restated Certificate of Incorporation (the "Charter") of Water Pik Technologies, Inc. (the "Corporation"), this letter serves as notice that Special Value Bond Fund II, LLC ("SVBFII"), a stockholder of record of the Corporation, respectfully nominates the following persons for election as directors at the Corporation's 2004 Annual Meeting of Stockholders (the "2004 Annual Meeting"): Michael E. Tennenbaum and Mark K. Holdsworth (collectively, the "Nominees"). The Corporation's 2003 Proxy Statement provides that, in order for nominations to be properly brought before the 2004 Annual Meeting, they must be delivered to the Secretary no earlier than January 25, 2004 and no later than February 9, 2004. These nominations are being delivered in accordance with such timing requirements.

      According to the Corporation's 2003 Proxy Statement, the terms of office of two directors expire at the 2004 Annual Meeting. In addition, SVBFII believes that there is currently one vacancy on the Corporation's Board of Directors. To the extent there are in excess of two positions on the Board of Directors to be filled at the 2004 Annual Meeting, including as a result of filling the aforementioned vacancy, SVBFII nominates the following additional person, who along with Messrs. Tennenbaum and Holdsworth shall be considered a "Nominee" for all purposes of this Notice: Howard Levkowitz. SVBFII reserves the right to nominate additional nominees for election as directors at the 2004 Annual Meeting to the extent there are in excess of three positions on the Board of Directors to be filled at the 2004 Annual Meeting.

      The Nominees have stated their intention to seek to maximize stockholder value by enhancing corporate democracy and pursuing transactions designed to improve share performance. The Nominees believe that anti-takeover defenses, such as those contained in the Corporation's governing documents, are inconsistent with good corporate governance principles, and are committed to eliminating them. SVBFII believes that the Nominees possess the necessary industry, management and financial experience to accomplish these objectives.

      Following is the information required by the Charter with respect to these nominations:

      (a)   Name and address of the stockholder making the nominations:

            Special Value Bond Fund II, LLC
            c/o Tennenbaum Capital Partners, LLC
            11100 Santa Monica Boulevard, Suite 210
            Los Angeles, California  90025
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      (b)   Class and number of shares of the Corporation which are owned beneficially and of record by the stockholder submitting the nominations:

            SVBFII hereby represents that it (i) owns of record 1,710,485 shares (and may be deemed to own beneficially 2,360,485 shares) of common stock of the Corporation entitled to vote for the election of directors at the 2004 Annual Meeting, (ii) has held such shares for at least one year,
      (iii) intends to continue to hold such shares through the date of the 2004 Annual Meeting, and (iv) intends to appear in person or by proxy at the 2004 Annual Meeting to present the nominations. SVBFII may be deemed to share beneficial ownership over such shares with: Special Value Bond Fund, LLC; SVIM/MSM, LLC; SVIM/MSM II, LLC; Tennenbaum Capital Partners, LLC (formerly Special Value Investment Management, LLC); Tennenbaum & Co., LLC and Michael E. Tennenbaum, as more fully described in the Schedule 13D filed by such persons with the Securities and Exchange Commission on January 12, 2001, as amended (the "Schedule 13D").

      (c)   Required information under Regulation 14A of the Exchange Act:

            See Schedule 1 attached hereto for information regarding each Nominee that is required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (d) Consents to being named in the Proxy Statement and to serving as a director:

            See Schedule 2 attached hereto for the consent of each Nominee to being named in the Proxy Statement as a nominee and to serving as a director of the Corporation if so elected at the 2004 Annual Meeting.
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      SVBFII requests written notice as soon as practicable of any alleged defect in this Notice of Director Nominations and reserves the right, following receipt of any such notice, to either challenge, or attempt as soon as practicable to cure, such alleged defect.

                                                Sincerely,

                                                SPECIAL VALUE BOND FUND II, LLC

                                                By:    SVIM/MSM II, LLC
                                                Its:   Managing Member

                                                SVIM/MSM II, LLC

                                                By:    Tennenbaum & Co., LLC
                                                Its:   Managing Member

                                                TENNENBAUM & CO., LLC

                                                Each of the above by:


                                                /s/ Michael E. Tennenbaum
                                                --------------------------------
                                                Name:  Michael E. Tennenbaum
                                                Its:   Managing Member
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                                   SCHEDULE 1

                    Required Information Regarding Nominees

      1.    Name and address of each Nominee:

            Michael E. Tennenbaum
            c/o Tennenbaum Capital Partners, LLC
            11100 Santa Monica Boulevard, Suite 210
            Los Angeles, California  90025

            Mark K. Holdsworth
            c/o Tennenbaum Capital Partners, LLC
            11100 Santa Monica Boulevard, Suite 210
            Los Angeles, California  90025

            Howard Levkowitz
            c/o Tennenbaum Capital Partners, LLC
            11100 Santa Monica Boulevard, Suite 210
            Los Angeles, California  90025

      2.    Biographical information for each Nominee:

            Michael E. Tennenbaum, age 68, has been the Managing Member of Tennenbaum & Co., LLC, a private investment firm, since its inception in June 1996 and is the Senior Managing Partner of Tennenbaum Capital Partners, LLC. Mr. Tennenbaum currently serves as the Chairman of the Board of Pemco Aviation Group, Inc., a Nasdaq-listed aircraft maintenance and modification company, as Vice Chairman of Party City Corporation, a publicly-traded retailer of party goods and supplies, as a director of Anacomp, Inc., a publicly-traded provider of information outsourcing and imaging and print solutions, and on the Board of Directors of several privately held companies. From February 1993 until June 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment bank, and also held the position of Vice Chairman, Investment Banking.

            Mark K. Holdsworth, age 38, has been a Managing Partner and founder of Tennenbaum Capital Partners, LLC, a private investment firm, since 1999. Prior to founding Tennenbaum Capital Partners, from 1996 to 1999, Mr. Holdsworth served as founding Principal of Tennenbaum & Co., LLC. Mr. Holdsworth served as Vice President, Corporate Finance of US Bancorp Libra, a high yield debt securities investment banking boutique, from 1994 to 1996. Mr. Holdsworth is currently a director of Pemco Aviation Group, Inc., a Nasdaq-listed aircraft maintenance and modification company, serving as Chairman of its Finance Committee, and Anacomp, Inc., a publicly-traded provider of information outsourcing and imaging and print solutions.

            Howard Levkowitz, age 36, has been a Managing Partner and founder of Tennenbaum Capital Partners, LLC, a private investment firm, since 1999. Prior to founding Tennenbaum Capital Partners, from 1997 to 1999, Mr. Levkowitz served as a Principal of Tennenbaum & Co., LLC. Mr. Levkowitz was an attorney with Dewey Ballantine LLP from 1993 to 1997. Mr. Levkowitz currently serves as a director of Party City Corporation, a publicly-traded retailer of party goods and supplies, serving as Chairman of its Nominating Committee, and on the Board of Directors of several privately held companies.

      3. The information required by Item 6(d) of Schedule 14A can be found in the Schedule 13D, a copy of which is enclosed herewith.
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      4.    Mr. Tennenbaum has timely filed all reports required by Section
16(a) of the Exchange Act with respect to the Corporation. Neither Mr. Holdsworth nor Mr. Levkowitz is, or was during the Corporation's last fiscal year, subject to Section 16(a) of the Exchange Act with respect to the Corporation.

      5. Except as set forth in this Notice, including the schedules and enclosures herewith:

      (a) No Nominee has any substantial interest, direct or indirect, in any matter to be acted upon at the 2004 Annual Meeting, except an interest in being nominated and elected as a director.

      (b) During the past ten years, no Nominee has been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors).

      (c) No Nominee (or associate of any Nominee) owns any securities of the Corporation, or any parent or subsidiary of the Corporation, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Corporation within the past two years.

      (d) No Nominee is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation.

      (e) No Nominee (or associate or immediate family member of any Nominee) has any employment with the Corporation or any of its affiliates, or any direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Corporation's last fiscal year, or in any currently proposed transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000.

      (f) No Nominee (or associate of any Nominee) has any arrangement or understanding with any person (i) with respect to any future employment by the Corporation or its affiliates, (ii) with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party or (iii) pursuant to which any Nominee was or is to be elected as a director.

      (g) There are no material proceedings to which any Nominee (or associate of any Nominee) is a party adverse to the Corporation or any of its subsidiaries, or in which any Nominee (or associate of any Nominee) has a material interest adverse to the Corporation or any of its subsidiaries.

      (h) No Nominee has any family relationship (as defined in Item 401(d) of Regulation S-K) with a director or executive officer of the Corporation.

      (i) During the past five years, no Nominee has been involved in any legal proceedings described in Item 401(f) of Regulation S-K.

      (j) No Nominee (or immediate family member of any Nominee) has been at any time since the beginning of the Corporation's last fiscal year indebted to the Corporation or its subsidiaries in an amount in excess of $60,000.

      (k) No Nominee has any business relationship with the Corporation that requires disclosure under Item 404(b) of Regulation S-K.
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                                   SCHEDULE 2

                                    Consents


                                   [Attached]
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                        CONSENT OF NOMINEE FOR DIRECTOR


      The undersigned hereby consents to being named as a nominee in the proxy statement of Water Pik Technologies, Inc. (the "Corporation"), and any amendments or supplements thereto, and to serving as a director of the Corporation if so elected at the 2004 Annual Meeting of Stockholders of the Corporation, or any adjournments or postponements thereof.

      Dated: January 27, 2004


                                               /s/ Michael E. Tennenbaum
                                               ---------------------------------
                                               Michael E. Tennenbaum
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                        CONSENT OF NOMINEE FOR DIRECTOR


      The undersigned hereby consents to being named as a nominee in the proxy statement of Water Pik Technologies, Inc. (the "Corporation"), and any amendments or supplements thereto, and to serving as a director of the Corporation if so elected at the 2004 Annual Meeting of Stockholders of the Corporation, or any adjournments or postponements thereof.

      Dated: January 27, 2004


                                               /s/ Mark K. Holdsworth
                                               ---------------------------------
                                               Mark K. Holdsworth

                        CONSENT OF NOMINEE FOR DIRECTOR


      The undersigned hereby consents to being named as a nominee in the proxy statement of Water Pik Technologies, Inc. (the "Corporation"), and any amendments or supplements thereto, and to serving as a director of the Corporation if so elected at the 2004 Annual Meeting of Stockholders of the Corporation, or any adjournments or postponements thereof.

      Dated: January 27, 2004


                                               /s/ Howard Levkowitz
                                               ---------------------------------
                                               Howard Levkowitz